Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                                        Six Months               Twelve Months
                                           Ended                      Ended
                                      March 31, 1999             March 31, 1999
                                      --------------             --------------
Operating Revenues:

Gas - Retail                           $40,303,432                $59,514,155
Gas - Wholesale                         19,856,533                 35,240,216
Electric                                   707,997                    914,564
Transportation                           1,511,162                  1,599,379
Other                                   (5,301,900)                (5,359,089)
                                       -----------                -----------
                                        57,077,224                 91,909,225
                                       -----------                -----------

Operating Expenses:

Purchased Gas                           53,075,245                 85,499,734
Purchased Electric                         587,480                    788,030
General & Administrative                 1,866,174                  3,519,830
Amortization                                70,240                    121,981
Franchise & Other Taxes                    105,961                    261,589
                                       -----------                -----------
                                        55,705,100                 90,191,164
                                       -----------                -----------

Operating Income                         1,372,124                  1,718,061
                                       -----------                -----------

Interest Income                            123,364                    274,805
Miscellaneous Income                       113,618                    219,867
Interest Expense                           204,549                    205,040
                                       -----------                -----------
                                            32,433                    289,632
                                       -----------                -----------

Net Income Before Taxes                  1,404,557                  2,007,693
                                       -----------                -----------

Income Taxes:

Federal                                    483,075                    867,714
State                                       41,771                     69,412
Deferred                                    (5,694)                  (192,406)
                                       -----------                -----------
                                           519,152                    744,720
                                       -----------                -----------

Net Income                             $   885,405                $ 1,262,973
                                       ===========                ===========